                                                                   Exhibit 99.1


[VERILINK LOGO]


                                                          FOR IMMEDIATE RELEASE

                                                                       Contact:
                                                                     Bill Smith
                                                           Verilink Corporation
                                                                   256.327.2204
                                                            bsmith@verilink.com

                                                                   Gary W. Gray
                                                           Verilink Corporation
                                                                   408.771.3354
                                                         gary.gray@verilink.com


             VERILINK REPORTS FIRST QUARTER 2005 FINANCIAL RESULTS

  COMPANY REPORTS Q1 2005 REVENUES OF $12.3 MILLION; PROVIDES UPDATE ON OTHER
                             BUSINESS DEVELOPMENTS

MADISON, AL -- OCTOBER 27, 2004 -- Verilink Corporation (Nasdaq: VRLK), a leading provider of broadband access solutions, today reported its financial results for the first quarter ended October 1, 2004.

Net sales were $12.3 million, an increase of 28% year over year from $9.6 million in the same period of fiscal 2004. Net loss computed in accordance with generally accepted accounting principles (GAAP) for the first quarter of fiscal 2005 was $24.5 million, or $(1.19) per share, compared to net income of $1.6 million, or $0.10 per diluted share in the first quarter of fiscal 2004.

First quarter GAAP results included acquisition-related and other items totaling $21.5 million, which includes a $20 million charge for impairment of goodwill, intangible assets amortization of $572,000, restructuring charges of $443,000, compensation expense of $233,000 related to restricted stock awards, and direct acquisition costs paid and expensed of $287,000. Excluding the effects of these items, non-GAAP loss was $3 million or $0.14 per share, compared to non-GAAP income for the first quarter of fiscal 2004 of $1.9 million or $0.12 per diluted share. For the year-ago quarter, the net adjustment to reconcile to GAAP income was intangible assets amortization, which totaled $233,000 (see "Use of Non-GAAP Financial Measures" below).

"Revenues were down sequentially due to the impact of having no Nortel business during the quarter, offset by revenues from our acquisition of Larscom," stated Leigh S. Belden, President and CEO of Verilink. "We experienced record shipments of our SHARK IAD and achieved a 35% sequential increase in our professional services business with first quarter service sales of $2.6 million. We began trials with carrier customers planning Voice over IP deployments, and we completed SIP and MGCP-based VoIP interoperability testing with key partners."


                                    - more -

The Company was not in compliance with the minimum tangible net worth financial covenant under its line of credit for the first quarter of fiscal 2005. The Company is in discussions with its lender and intends to seek a modification or other relief from this covenant, although no assurance can be given that any such relief will be provided. To the Company's knowledge, the lender has not sought to accelerate the debt, foreclose on the collateral or exercise any of its remedies under the loan agreement which are described in the Company's Annual Report on Form 10-K for the year ended July 2, 2004. As of October 1, 2004, $2,046,000 was outstanding under the line of credit. A default under the line of credit constitutes a default under the note secured by the Company's facility located at 950 Explorer Boulevard in Huntsville, Alabama.

VERILINK FIRST QUARTER 2005 SUMMARY:

         - Reported revenues of $12.3 million for Q1 fiscal 2005, a 28% increase over the same period in fiscal 2004

         - Achieved record shipments of SHARK IADs, which enable RBOCs to deliver bundled voice and data services to end customers

         - Realized significant increase in our Professional Services revenues; up 35% on a sequential quarter basis and over 700% increase on a year over basis

         - Completed merger with Larscom Incorporated; on track to complete integration by end of calendar year 2004

         - Engaged with approximately forty carrier customers for lab testing and field trials of our recently introduced 3000 Series and 8000 Series IADs

         - Announced completion of interoperability testing for 8000 Series IAD products with BroadSoft's BroadWorks Application Feature Server

         - Joined Sylantro Systems' Alliance Solutions Partner program in pursuit of VoIP interoperability testing

         - Announced a plan to introduce an international version of the Orion 7400 Ethernet-over-Sonet product to address international market demand for high-speed access

         - Announced consolidation of engineering into two locations, aligning engineering resources to our strategic plan and providing estimated savings of $1.6 - 1.9 million annually

CONFERENCE CALL INFORMATION

A live webcast of the conference call discussing Verilink's first quarter 2005 financial results is scheduled for October 27, 2004 at 4:00 p.m. CDT/5:00 p.m. EDT and can be accessed as follows:

        Live Webcast:
        http://phx.corporate-ir.net/playerlink.zhtml?c=96086&s=wm&e=916426

A replay of the conference call will be available and can be accessed via the "Investor" section of the Company's website at www.verilink.com.

USE OF NON-GAAP FINANCIAL MEASURES

Non-GAAP income excludes intangible amortization, other acquisition-related expenses, impairment charge, restructuring charges, and other items and is not a measure of financial performance under GAAP and should not be considered a substitute for or superior to GAAP net income. Verilink's management uses non-GAAP income as a financial measure to evaluate performance. Management believes this measure presents the Company's results on a more comparable operational basis by excluding non-cash amortization expenses, non-operational expenses associated with mergers and acquisitions, and significant and unusual non-recurring items. Other companies may calculate non-GAAP income in a different manner, so this measure may not be comparable to similar measures presented by other companies. A reconciliation of Verilink's GAAP net income to non-GAAP income is set forth below.

                          Verilink Reports First Quarter 2005 Financial Results
                                                                         Page 3


ABOUT VERILINK CORPORATION

Verilink Corporation (Nasdaq: VRLK) is a leading provider of next-generation broadband access solutions for today's and tomorrow's networks. The company develops, manufactures and markets a broad suite of products that enable carriers (ILECs, CLECs, IXCs, and IOCs) and enterprises to build converged access networks to cost-effectively deliver next-generation communications services to their end customers. The company's products include a complete line of VoIP and TDM-based integrated access devices (IADs), optical access products, wire-speed routers, and bandwidth aggregation solutions including CSU/DSUs, multiplexers and DACS. Verilink also provides turnkey professional services to help carriers plan, manage and accelerate the deployment of new services. The company has operations in Madison, AL, Aurora, CO and Newark, CA with sales offices in the U.S., Europe and Asia. To learn more about Verilink, visit the company's website at http://www.verilink.com.


Note: Except for the historical information contained herein, the matters set forth in this press release, including statements as to the expected benefits of acquisitions, future product offerings, expected synergies, cost savings, discussions with lenders seeking covenant relief, and margins, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the potential impact on the Company's liquidity and operations if its lender exercises its remedies under the loan documents; the ability to successfully integrate acquisitions and achieve expected synergies; the ability of the combined company to develop and market successfully and in a timely manner new products and to predict market demand for particular products; the impact of competitive products and pricing and of alternative technological advances; the ability to increase sales of acquired product lines; the sufficiency of cost-saving activities, including the engineering consolidation plan; sufficient cash flow to fund operations and lower than expected cash flows from operations; risks associated with the Company's low level of liquidity and "going concern" paragraph in the report of independent registered public accounting firm for the audited fiscal 2004 financial statements; possible negative effects on our customer base, employees and our ability to obtain additional financing; fluctuations in operating results and general industry, economic and internal controls; the impact of price and product competition; the impact of customer concentration and the financial strength of customers; and changes in demand for the Company's products. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements are included in Verilink's Annual Report on Form 10-K for the fiscal year ended July 2, 2004. These forward-looking statements speak only as of the date hereof. Verilink disclaims any intention or obligation to update or revise any forward-looking statements.

                                      ###


 Verilink, the Verilink logo are registered trademarks of Verilink Corporation.
      Larscom is a registered trademark of Larscom Incorporated. All other trademarks or registered trademarks are the property of the respective owners.

                          Verilink Reports First Quarter 2005 Financial Results
                                                                         Page 4


                              VERILINK CORPORATION
              GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited, in thousands, except per share amounts)

                                                                                                        Three Months Ended
                                                                                                  -------------------------------
                                                                                                  October 1,           October 3,
                                                                                                     2004                 2003
                                                                                                  ---------            ----------

Product sales .........................................................................            $  9,718             $  9,278
Service sales .........................................................................               2,566                  317
                                                                                                   --------             --------
   Net sales ..........................................................................              12,284                9,595
                                                                                                   --------             --------
Product cost of sales .................................................................               7,531                4,339
Service cost of sales .................................................................                 964                  132
                                                                                                   --------             --------
   Total cost of sales(1) .............................................................               8,495                4,471
                                                                                                   --------             --------
     Gross profit .....................................................................               3,789                5,124
Operating expenses:
   Research and development(2) ........................................................               2,252                1,384
   Selling, general and administrative(3) .............................................               5,679                2,246
   Impairment charge related to goodwill ..............................................              19,984                   --
   Restructuring charges ..............................................................                 443                   --
                                                                                                   --------             --------
Income (loss) from operations .........................................................             (24,569)               1,494
Interest and other income, net(4) .....................................................                 213                  180
Interest expense ......................................................................                (115)                 (38)
                                                                                                   --------             --------
   Income (loss) before provision for income taxes ....................................             (24,471)               1,636
Provision for income taxes ............................................................                  --                   --
                                                                                                   --------             --------
   Net income (loss) ..................................................................            $(24,471)            $  1,636
                                                                                                   ========             ========

Earnings (loss) per share:
   Net income (loss) basic ............................................................            $  (1.19)            $   0.11
   Net income (loss) diluted ..........................................................            $  (1.19)            $   0.10
                                                                                                   ========             ========

Weighted average shares outstanding:
   Basic ..............................................................................              20,608               14,734
                                                                                                   ========             ========
   Diluted ............................................................................              20,608               15,977
                                                                                                   ========             ========

Notes:

(1) Cost of sales includes the following:
      Retention bonuses accrued .......................................................            $     12             $     --
      Compensation expense on stock awards ............................................                  15                   --
                                                                                                   --------             --------
                                                                                                   $     27             $     --
                                                                                                   ========             ========

(2) Research and development expenses includes the following:
      Retention bonuses accrued .......................................................            $     29             $     --
      Compensation expense on stock awards ............................................                  98                   --
                                                                                                   --------             --------
                                                                                                   $    127             $     --
                                                                                                   ========             ========

(3) Selling, general and administrative expenses includes the following:
      Retention bonuses accrued .......................................................            $     45             $     --
      Compensation expense on stock awards ............................................                 120                   --
      Direct acquisition related expenses expensed ....................................                 287                   --
      Amortization of acquired intangible assets ......................................                 572                  233
                                                                                                   --------             --------
                                                                                                   $  1,024             $    233
                                                                                                   ========             ========
(4) Interest and other income, net includes the following
      Income from reduction in convertible note due to accrual of retention bonuses
      noted above .....................................................................            $     86             $     --
                                                                                                   ========             ========

                          Verilink Reports First Quarter 2005 Financial Results
                                                                         Page 5


                              VERILINK CORPORATION
  RECONCILIATION OF GAAP NET INCOME (LOSS) TO PRO FORMA NON-GAAP INCOME (LOSS)
                           (Unaudited, in thousands)

                                                                                                           Three Months Ended
                                                                                                     ------------------------------
                                                                                                     October 1,           October 3,
                                                                                                        2004                 2003
                                                                                                     ----------           ---------

GAAP net income (loss) ...................................................................            $(24,471)            $  1,636
Acquisition-related and other items:
   Retention bonuses accrued in connection with XEL acquisition, net of impact from
     reduction in convertible notes ......................................................                  --                   --
   Compensation expense related to stock and restricted stock awards .....................                 233                   --
   Amortization of acquired intangible assets ............................................                 572                  233
   Impairment charge related to goodwill .................................................              19,984                   --
   Restructuring charges .................................................................                 443                   --
   Direct acquisition costs paid and expensed ............................................                 287                   --
                                                                                                      --------             --------
Pro forma non-GAAP income (loss) .........................................................            $ (2,952)            $  1,869
                                                                                                      ========             ========


PRO FORMA NON-GAAP ADJUSTMENTS: The above pro forma non-GAAP adjustments are based upon our unaudited consolidated statements of operations for the periods shown. These adjustments relate to other intangible assets recorded as the result of the acquisition of TxPort, Inc. in November 1998, the acquisition of the NetEngine product line in January 2003, the acquisition of the Miniplex product line in July 2003, the acquisition of XEL in February 2004, and the acquisition of Larscom Incorporated in July 2004, compensation expense recorded from stock grants and restricted stock grants awarded following the XEL acquisition, compensation expense related to bonuses to be paid to certain XEL employees after the acquisition, net of impact on convertible notes payable, impairment charge related to goodwill, restructuring charges related to the consolidation of certain operations, administrative, and engineering functions, and direct acquisition costs paid and expensed related to the Larscom acquisition. Verilink has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and to illustrate the results of on-going operations. Please see previous discussion regarding the use of non-GAAP measures.

                          Verilink Reports First Quarter 2005 Financial Results
                                                                         Page 6


                              VERILINK CORPORATION
                   GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
                           (Unaudited, in thousands)

                                                                 October 1,          July 2,
                                                                    2004               2004
                                                                 ----------          -------

                                      ASSETS
Current assets:
   Cash and cash equivalents .........................            $ 2,827            $ 3,448
   Restricted cash ...................................                333                 --
   Accounts receivable, net ..........................              7,875              7,881
   Inventories, net ..................................              8,912              6,010
   Other current assets ..............................              1,272                941
                                                                  -------            -------
     Total current assets ............................             21,219             18,280
Property held for lease, net .........................              6,220              6,269
Property, plant and equipment, net ...................              2,401              1,381
Goodwill .............................................              5,464              9,887
Other intangible assets, net .........................             17,377              9,182
Other assets .........................................                538              1,139
                                                                  -------            -------
     Total assets ....................................            $53,219            $46,138
                                                                  =======            =======

                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities ..................................            $19,237            $15,502
Long-term liabilities ................................              7,105              6,262
Stockholders' equity .................................             26,877             24,374
                                                                  -------            -------
     Total liabilities and stockholders' equity ......            $53,219            $46,138
                                                                  =======            =======